UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2018
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-222275	82-3620361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 11, 2018, Paul W. Geiger, III started as Chief Operating Officer of HighPoint Resources Corporation (the "Company").

On July 19, 2018, the Company entered into a Change in Control Severance Protection Agreement (the “Agreement”) with Mr. Geiger. Upon a qualifying termination in connection with a "Change in Control" (as defined in the Agreement), Mr. Geiger would receive an amount equal to 3.0x the sum of his "Annual Compensation Amount" (as defined in the Agreement and which generally includes the sum of his base salary and the greater of his target or average annual bonus), payment of the current year cash bonus calculated pursuant to the terms of the Agreement, and certain insurance and retirement benefits. In addition, upon such a qualifying termination any outstanding unvested equity awards will generally vest (except that the vesting of awards subject to the Company’s stock price performance will be based on performance through the date of the Change in Control). Under the Agreement, Mr. Geiger will receive severance if, in connection with a Change in Control, his employment is terminated without "Cause" or he resigns for "Good Reason" (as each of those terms is defined in the Agreement).

Like all of the Company's existing change in control agreements, the Agreement contains a “double trigger” provision with respect to equity award vesting, and conditions receipt of severance benefits upon execution of a release and confidentiality agreement.

The description above does not purport to be complete and is subject to, and qualified in its entirety by reference to the terms of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Geiger also entered into the Company’s standard form of Indemnification Agreement.

Item 7.01 Regulation FD Disclosure.

The Company also announced that it plans to issue its second quarter 2018 financial and operating results press release after market close on Wednesday, August 8, 2018. The Company will host a conference call on Thursday, August 9, 2018, to discuss the results. The call is scheduled at 10:00 a.m. Eastern time (8:00 a.m. Mountain time). The webcast may be accessed at the Company's website (www.hpres.com), or by telephone by calling 855-760-8152 (631-485-4979 international callers) with passcode 8494357.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, the Company is scheduled to present at EnerCom's The Oil & Gas Conference in Denver, Colorado on August 20, 2018. Presentation materials will be posted to the Company's website prior to the start of the conference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Change in Control Severance Protection Agreement dated June 19, 2018.
99.1	Press Release, dated July 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2018	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Change in Control Severance Protection Agreement dated July 19, 2018.
99.1	Press Release, dated July 19, 2018.